EXHIBIT 4.2
                            STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT dated as of July 5, 1999, by and between MegaMedia Networks, Inc.(the "Company"), and Mark R. Dolan, (the "Optionee").

                         ------------------------------

         In consideration for the Optionee signing an Employment Agreement of even date herewith (the "Employment Agreement") with the Company and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants the Optionee the option to acquire shares of the common stock of the Company upon the following terms and conditions:

1.       Grant of Option

         A. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to 100,000 fully paid and non-assessable shares of Common Stock par value $.01 per share of the Company (the "Shares"), subject to the vesting provisions described below.

         B. This Option shall vest in Executive on the earliest to occur of the following:

              (i) On July 4, 2001, provided that Executive remains employed by Company, a parent or subsidiary corporation of Company; or

              (ii) Upon termination of Executive's employment by Company without "Cause" (as defined in paragraph 8D of the Employment Agreement) prior to July 4, 2001; or

              (iii) Upon Executive's termination of his employment for "Constructive Discharge" (as defined paragraph 8C of the Employment Agreement) prior to July 4, 2001; or

              (iv) A "change in control" of the Company, prior to July 4, 2001. A "change in control" of the Company shall be defined as (i) a sale, purchase, merger or other business combination which results in transfer to a third party of an ownership interest of greater than 50% of the Company or any successor entity to the Company, (ii) a sale or other disposition of all or substantially all of the Company's assets, or (iii) election by the shareholders of the Company of persons to serve as directors of the Company, comprising more than one-half (1/2) the total number of directors, persons who were not nominated or recommended to the shareholders for election as directors by the Board's nominating committee.

         C. The date on which the Option vests under this paragraph shall be known as the "Vesting Date".

         D. The Option once vested, may be exercised during the period ("Option Period") commencing on the Vesting Date and expiring at 5:00 p.m. Eastern Standard Time on the date that is exactly ten (10) years after the Vesting Date. For example, if the Vesting Date is July 4, 2001, the Option Period shall expire at 5:00 PM on July 4, 2011. Upon expiration of the Option Period the

                                                 Initials___________/___________

Optionee shall have no further right to purchase any Shares not then purchased. The Company shall at all times during the Option Period have available such number of Shares as will be sufficient to satisfy the Option.

         E. It is not intended that these Options qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Exercise Price
         --------------

         The exercise price of the Option (the "Exercise Price") shall be Three Dollars ($3.00) per Share, and shall be payable by certified or bank check payable to the order of the Company at the time of the exercise. As an alternative, Optionee may present Shares already owned by the Optionee with a market value at least equal to the aggregate Exercise Price of the Options which Optionee seeks to exercise.

3.       Exercise of Option
         ------------------

         The Optionee may exercise this Option in whole or in part, by providing notice to the Company, in the form attached as Exhibit A, by registered or certified mail, return receipt requested, or by overnight mail or personal delivery, addressed to its principal office, signed by Optionee, indicating the number of Options which he desires to exercise. The notice shall be accompanied by payment of the Exercise Price as specified in Paragraph 2 above. As soon as practicable after the receipt of such notice of exercise, the Company shall cause the Company's transfer agent to issue to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

4.       Death of Optionee
         -----------------

         In the event of the death of the Optionee, any unexercised portion of his Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) for one hundred and twenty (120) days after the Optionee's death only by his personal representative or such persons to whom the deceased Optionee's rights shall pass under the Optionee's will or by the laws of descent and distribution.

5.       Non-Transferability of Option
         -----------------------------

         The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in this paragraph and paragraph 4, the Option shall be exercisable only by the Optionee. Upon any attempt to so transfer the Option, or upon the levy or attachment or similar process of the Option, the Option shall automatically become null and void.

6. Restriction on Issuance of Shares - Investment Representation. By accepting the Option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased upon the exercise of the Option shall be acquired for investment and not for distribution. All shares acquired by Executive under these provisions will be subject to statutory restrictions, registration and to such lockup agreements as Company may reasonably require of its executives. Upon the issuance of any or all of the Shares subject to the Option, the Company, in its discretion, may require the Optionee, or his heirs or legatees receiving such Shares to deliver to the Company a representation in writing, in a form satisfactory to the Board of Directors, that such Shares are being acquired in good faith for investment and not for distribution. The Company may place a "stop transfer" order with respect to such Shares with its transfer

                                            Initials_______________/____________
agent and will place an appropriate restrictive legend on the certificate(s) evidencing such Shares. The Company agrees to register the Shares as part of any Form S-8 registration by the Company for so long as any Shares subject to Options remain outstanding.

7.       Adjustments Upon Changes in Capitalization
         ------------------------------------------

         A. The Stock Option referenced herein shall not be subject to any dilution as to percentage of ownership, that differs from any dilution of percentage of ownership that may be from time to time be appropriately approved and undertaken by the Company and that is applicable to all issued and outstanding stock of the Company. In the event that the outstanding shares are changed into or exchanged for a different number or kind of shares or securities of the Company, or of any other corporation, by reason of reorganization, merger, or other subdivision, consolidation. Recapitalization, reclassification, stock split, stock divided or combination of shares or similar event, the Company shall make an appropriate and equitable adjustment to the Stock Option or to the Purchase Price so that Executive's proportionate interest shall be maintained as before the occurrence of such event to the maximum extent possible.

         B. Any adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of the Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next higher whole number.

8.       No Rights as Stockholder
         ------------------------

         The Optionee shall have no rights as a stockholder in Shares as to which the Option has not been exercised.

9.       Taxes
         -----

         The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the exercise of the Option granted hereby. The Company may further require notification from the Optionee upon any disposition of Shares acquired pursuant to the exercise of the Options granted hereunder.

10.      Binding Effect
         --------------

         Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

11.      Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed wholly within the State of Florida

                                               Initials__________/______________

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


-------------------------------
Witness:                                  MegaMedia Networks, Inc.
         ----------------------           By:  /s/  William A. Mobley, Jr.
                                             ---------------------------
                                             William A. Mobley, Jr., President


-------------------------------
Witness:                                  Optionee:  /s/  Mark R. Dolan
         ----------------------                   -------------------------
                                                          Mark R. Dolan


                                                     Initials________/__________

                                  EXERCISE FORM

          (To be Executed If Optionee Desires to Exercise the Options)


TO:      MegaMedia Networks, Inc.


         The undersigned, being the Optionee of certain options ("Options") to purchase shares of common stock of MegaMedia Networks, Inc. (the "Company" and the "Shares"), under the conditions thereof, hereby exercises Options to purchase __________________ Shares evidenced by the within Option Agreement, and herewith makes payment of the exercise price in full in cash or immediately available funds or by presenting shares already owned by the Optionee with a market value at least equal to the aggregate exercise price due.. Kindly issue all Shares to the undersigned and deliver them to the undersigned at the address stated below. If such number of Shares shall not be all of the Shares purchasable under the within Option Agreement, please issue a new Option Agreement of like tenor for the balance of the remaining Shares purchasable hereunder to be delivered to the undersigned at the address stated below.

         By signing below, the Undersigned acknowledges that he has received such financial and other information to his satisfaction regarding the Company as he requires to make an informed investment decision. The Undersigned has had the opportunity to ask questions and receive answers from the Company regarding the Shares and the Company. The Undersigned further acknowledges that he is aware that the Shares issued pursuant to this exercise may be restricted from transfer.

                                       Name ____________________________________
                                                   (Please Print)

                                       Address _________________________________

___________________________            Signature _______________________________

Dated _____________________

                                                    Initials__________/_________